Exhibit 99.1

Contact at 214/432-2000 David B. Powers President & CEO D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President

News For Immediate Release

EAGLE MATERIALS REPORTS SECOND QUARTER EPS UP 112% ON RECORD REVENUES

DALLAS, TX (October 24, 2016) – Eagle Materials Inc. (NYSE: EXP) today reported financial results for the second quarter of fiscal 2017 ended September 30, 2016. Notable items for the quarter include (all comparisons, unless otherwise noted, are with the prior year’s second quarter):

Company Second Quarter Results

•	Record revenues of $332.7 million, up 1%

•	Earnings before income taxes of $89.4 million, up 109%

•	Prior year results included certain charges of $37.8 million (pre-tax)

•	Net Earnings of $60.2 million, up 102%

•	Net Earnings per diluted share of $1.25, up 112%

Other Highlights

•	Eagle repurchased 263,800 shares of its common stock

•	Net debt-to-capitalization ratio of 27%

Eagle’s construction products and building materials businesses performed well during the quarter, with the Cement business reporting record second quarter operating earnings of $50.7 million. Second quarter cash flow from operations improved 22% and was used to fund capital improvements, pay dividends, reduce debt and repurchase shares.

As previously announced, on September 11, 2016, Eagle entered into a definitive agreement with a subsidiary of CEMEX S.A.B. de C.V. (“Cemex”) to purchase Cemex’s Fairborn, Ohio cement plant and related assets. The purchase price is $400 million, subject to customary post-closing adjustments. Eagle expects that the acquisition will increase its U.S. annual cement capacity by approximately 20% to nearly 6 million tons. The transaction is expected to close in the fourth quarter of calendar 2016, or shortly thereafter. Eagle intends to finance the acquisition through a combination of cash on hand and borrowings under its existing bank credit facility.

The prior year’s second quarter results include an impairment charge related to several intangible assets originally recorded in connection with our acquisition of CRS Proppants and a write-down of raw sand inventory values. The impairments and inventory revaluation charges totaled approximately $37.8 million (pre-tax) and were recorded in Cost of Goods Sold within our Oil and Gas Proppants segment.

Cement, Concrete and Aggregates

Cement revenues for the second quarter, including joint venture and intersegment revenues, totaled $166.8 million, which was 1% higher than the same quarter last year. The average net sales price for this quarter was $99.95 per ton, 3% higher than the same quarter last year. Wholly-owned average net sales prices improved 5% from the second quarter last year. The average net cement sales price at our Joint Venture declined year-over-year reflecting the shift from oil well cement to construction-grade cement over the past year; however, profitability improved 4% at the Joint Venture. Total Cement sales volumes for the quarter were 1.4 million tons, 3% lower than the same quarter a year ago. Cement sales volumes were negatively impacted during the quarter by above average rainfall in our Midwestern markets.

Operating earnings from Cement for the second quarter were a record $50.7 million and 4% greater than the same quarter a year ago. The earnings improvement was driven primarily by improved average net cement sales prices.

Concrete and Aggregates reported revenues for the second quarter of $38.8 million, an increase of 7%. Second quarter operating earnings were $4.8 million, a 25% improvement from the same quarter a year ago, reflecting improved aggregates sales volumes and improved concrete and aggregates sales prices.

Gypsum Wallboard and Paperboard

Gypsum Wallboard and Paperboard revenues for the second quarter totaled $151.9 million, which were 6% greater than the same quarter a year ago. The average Gypsum Wallboard net sales price this quarter was $154.41 per MSF, 2% less than the same quarter a year ago. Gypsum Wallboard sales volume for the quarter of 650 million square feet (MMSF) represents a 5% increase from the same quarter last year. Paperboard sales volumes for the quarter were a record 86,000 tons, 15% greater than the same quarter a year ago. The average Paperboard net sales price this quarter was $501.84 per ton, 1% less than the same quarter a year ago.

Gypsum Wallboard and Paperboard reported second quarter operating earnings of $51.9 million, up 8% from the same quarter last year. The earnings improvement primarily reflects improved Gypsum Wallboard and Paperboard sales volumes and lower operating costs primarily driven by lower energy and maintenance costs during the quarter.

Oil and Gas Proppants

Oil and Gas Proppants reported second quarter revenues of $6.6 million, a 64% decrease from the prior year primarily reflecting a 45% decline in frac sand sales volumes. The second quarter’s operating loss of $4.1 million includes depreciation, depletion and amortization of $4.3 million. Our frac sand business continues to be impacted by the significant slowdown in oil and gas drilling activity over the past two years.

Details of Financial Results

We conduct one of our cement plant operations, Texas Lehigh Cement Company LP, through a 50/50 joint venture (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 3 for a reconciliation of the amounts referred to above.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates, and Oil and Gas Proppants from 40 facilities across the US. Eagle is headquartered in Dallas, Texas.

Eagle’s senior management will conduct a conference call to discuss the financial results, forward-looking information and other matters at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on October 24, 2016. The conference call will be webcast simultaneously on the Eagle Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact Eagle at (214) 432-2000.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; fluctuations in activity in the oil and gas industry, including the level of fracturing activities and the demand for frac sand; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; competition; a cyber-attack or data security breach; announced increases in capacity in the gypsum wallboard, cement and frac sand industries; changes in the demand for residential housing construction or commercial construction; risks related to pursuit of acquisitions, joint ventures and other transactions; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016. These reports are filed with the Securities and Exchange Commission. With respect to our proposed acquisition of certain assets from Cemex as described in this press release, factors, risks and uncertainties that may cause actual events and developments to vary materially from those anticipated in such forward-looking statements include, but are not limited to, the need to obtain antitrust clearance of the transaction under the Hart-Scott-Rodino Antitrust Improvements Act and other factors that may create obstacles for or interfere with our ability to complete the acquisition within the expected timeframe or at all, failure to realize any expected synergies from or other benefits of the transaction, possible negative effects of announcement or consummation of the transaction, significant transaction or ownership transition costs, unknown liabilities or other adverse developments affecting the assets to be acquired and the target business, including the results of operations of the target business prior and after the closing, the effect on the target business of the same or similar factors discussed above to which our business is subject, including changes in market conditions in the construction industry and general economic and business conditions that may affect us following acquisition. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

David B. Powers

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1    Statement of Consolidated Earnings

Attachment 2    Revenues and Earnings by Lines of Business (Quarter and Six Months)

Attachment 3    Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

Attachment 4    Consolidated Balance Sheets

Attachment 5    Depreciation, Depletion and Amortization by Lines of Business

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
Revenues	$332,658	$328,988	$630,162	$613,951
Cost of Goods Sold	241,448	284,694	466,997	508,560

Gross Profit	91,210	44,294	163,165	105,391
Equity in Earnings of Unconsolidated JV	12,147	11,680	20,127	19,510
Other, net	504	572	1,579	1,007
Acquisition and Litigation Expense	—	—	—	—
Corporate General and Administrative Expenses	(8,832)	(9,364)	(18,665)	(18,355)

Earnings before Interest and Income Taxes	95,029	47,182	166,206	107,553
Interest Expense, net	(5,656)	(4,342)	(9,557)	(8,828)

Earnings before Income Taxes	89,373	42,840	156,649	98,725
Income Tax Expense	(29,136)	(13,021)	(51,068)	(31,144)

Net Earnings	$60,237	$29,819	$105,581	$67,581

EARNINGS PER SHARE
Basic	$1.26	$0.60	$2.20	$1.36

Diluted	$1.25	$0.59	$2.18	$1.34

AVERAGE SHARES OUTSTANDING
Basic	47,809,476	49,828,189	47,911,276	49,797,972

Diluted	48,229,485	50,470,151	48,375,116	50,460,947

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenues and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
Revenues*
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$122,923	$119,701	$236,185	$234,753
Gypsum Paperboard	29,007	23,549	57,316	44,316

	151,930	143,250	293,501	279,069
Cement (Wholly Owned)	135,300	131,022	251,669	229,061
Oil and Gas Proppants	6,631	18,307	11,727	41,132
Concrete and Aggregates	38,797	36,409	73,265	64,689

Total	$332,658	$328,988	$630,162	$613,951

Segment Operating Earnings
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$41,698	$40,002	$81,034	$80,896
Gypsum Paperboard	10,220	8,138	21,447	14,168

	51,918	48,140	102,481	95,064
Cement:
Wholly Owned	38,569	36,897	62,189	54,780
Joint Venture	12,147	11,680	20,127	19,510

	50,716	48,577	82,316	74,290
Oil and Gas Proppants	(4,090)	(44,600)	(10,002)	(50,236)
Concrete and Aggregates	4,813	3,857	8,497	5,783
Other, net	504	572	1,579	1,007

Sub-total	103,861	56,546	184,871	125,908
Acquisition and Litigation Expenses	—	—	—	—
Corporate General and Administrative Expenses	(8,832)	(9,364)	(18,665)	(18,355)

Earnings Before Interest and Income Taxes	$95,029	$47,182	$166,206	$107,553

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 3

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues

(unaudited)

	Sales Volume
	Quarter Ended September 30,			Six Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Gypsum Wallboard (MMSF’s)	650	619	+5%	1,237	1,196	+3%
Cement (M Tons):
Wholly Owned	1,200	1,248	-4%	2,233	2,239	0%
Joint Venture	242	236	+3%	460	448	+3%

	1,442	1,484	-3%	2,693	2,687	0%
Paperboard (M Tons):
Internal	30	30	0%	58	58	0%
External	56	45	+24%	111	86	+29%

	86	75	+15%	169	144	+17%
Concrete (M Cubic Yards)	315	324	-3%	602	573	+5%
Aggregates (M Tons)	1,027	764	+34%	1,971	1,431	+38%
Frac Sand (M Tons)	111	203	-45%	185	434	-57%

	Average Net Sales Price*
	Quarter Ended September 30,			Six Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Gypsum Wallboard (MSF)	$154.41	$157.88	-2%	$155.97	$160.57	-3%
Cement (Ton)	$99.95	$97.21	+3%	$100.27	$97.74	+3%
Paperboard (Ton)	$501.84	$505.12	-1%	$500.41	$504.49	-1%
Concrete (Cubic Yard)	$95.00	$92.07	+3%	$93.92	$92.06	+2%
Aggregates (Ton)	$8.64	$8.50	+2%	$8.48	$8.24	+3%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
Intersegment Revenues:
Cement	$4,536	$4,232	$8,071	$7,358
Paperboard	15,452	15,596	29,958	30,147
Concrete and Aggregates	343	262	626	514

	$20,331	$20,090	$38,655	$38,019

Cement Revenues:
Wholly Owned	$135,300	$131,022	$251,669	$229,061
Joint Venture	26,975	29,536	51,863	56,547

	$162,275	$160,558	$303,532	$285,608

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	September 30,		March 31,
	2016	2015	2016*
ASSETS
Current Assets –
Cash and Cash Equivalents	$54,506	$6,348	$5,391
Accounts and Notes Receivable, net	155,241	154,959	120,221
Inventories	217,582	224,667	243,595
Federal Income Tax Receivable	1,046	—	5,623
Prepaid and Other Assets	6,761	9,026	5,173

Total Current Assets	435,136	395,000	380,003

Property, Plant and Equipment –	2,089,499	2,041,242	2,072,776
Less: Accumulated Depreciation	(855,148)	(779,010)	(817,465)

Property, Plant and Equipment, net	1,234,351	1,262,232	1,255,311
Investments in Joint Venture	47,852	49,883	49,465
Notes Receivable	1,158	2,760	2,672
Goodwill and Intangibles	162,506	177,069	165,827
Other Assets	27,132	33,306	30,357

	$1,908,135	$1,920,250	$1,883,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$62,481	$70,584	$66,614
Accrued Liabilities	53,793	50,066	45,975
Federal Income Tax Payable	—	5,108	—
Current Portion of Senior Notes	8,000	57,045	8,000

Total Current Liabilities	124,274	182,803	120,589

Long-term Liabilities	59,922	70,425	61,122
Bank Credit Facility	—	327,000	382,000
Private Placement Senior Unsecured Notes	117,714	125,714	117,714
4.500% Senior Unsecured Notes due 2026	343,468	—	—
Deferred Income Taxes	164,027	144,617	161,679
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 48,223,617; 50,286,652 and 48,526,843 Shares, respectively	482	503	485
Capital in Excess of Par Value	130,638	273,372	168,969
Accumulated Other Comprehensive Losses	(10,785)	(11,428)	(11,409)
Retained Earnings	978,395	807,244	882,486

Total Stockholders’ Equity	1,098,730	1,069,691	1,040,531

	$1,908,135	$1,920,250	$1,883,635

*	From audited financial statements.

Eagle Materials Inc.

Attachment 5

Eagle Materials Inc.

Depreciation, Depletion and Amortization by Lines of Business

(dollars in thousands)

(unaudited)

The following presents depreciation, depletion and amortization by segment for the quarters ended September 30, 2016 and 2015:

	Depreciation, Depletion and Amortization ($ in thousands)
	Quarter Ended September 30,
	2016	2015
Cement	$8,784	$8,629
Gypsum Wallboard	4,768	4,819
Paperboard	2,106	2,063
Oil and Gas Proppants	4,261	7,205
Concrete and Aggregates	1,920	1,565
Other	547	489

	$22,386	$24,770